AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                          FIELDS AIRCRAFT SPARES, INC.


                               ARTICLE I. OFFICES

                  Section 1. Principal Office. The principal office of the corporation shall be as designated by the board of directors. The corporation may from time to time change the location of its principal office, within or without the State of Utah. The corporation may have such other offices, either within or without the State of Utah, as the business of the corporation may require from time to time.

                  Section 2. Registered Office. The registered office of the corporation required by the Utah Revised Business Corporation Act (the "Act") to be maintained in the State of Utah may be, but need not be, identical with the principal office in the State of Utah, and the address of the registered office may be changed from time to time by the board of directors.

                            ARTICLE II. SHAREHOLDERS

                  Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Monday in the month of February in each year at the hour of 10:00 o'clock a.m., or at such other time on such other day within such month as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Utah, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein or any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

                  Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, unless otherwise prescribed by statute, may be called by the president, the chairman of the board of directors, or by the board of directors, and shall be called by the president at the request of the holders of outstanding shares of the corporation representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the special meeting, if such shareholders sign, date, and deliver to the corporation's secretary one or more written demands for the meeting, stating the purpose or purposes for which it is to be held.

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                  Section  3.  Place of  Meeting.  The  board of  directors  may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If the special meeting is called by the president or the chairman of the board of directors, the officer calling the special meeting may designate any place, either within or without the State of Utah, as the place for that special meeting. If a special meeting is called by the president at the request of shareholders, the board of directors, or, if the board of directors fails to act, the president, may designate a place, either within or without the State of Utah, as the place of meeting for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

                  Section 4.  Notice of Meeting.

                  (a) Required Notice. Written notice stating the place, day, and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) or more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

                  (b) Adjourned meetings. If an annual or special meeting is adjourned to a different date, time or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting prior to adjournment. If a new record date is or must be fixed under the Utah Revised Business Corporation Act, new notice of the adjourned meeting must be given to all shareholders of record who are entitled to vote at the meeting.

                  (c) Waiver of Notice. The shareholder may waive notice of the meeting (or any notice required by the Utah Revised Business Corporation Act, articles of incorporation, or bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

                  A shareholder's attendance at a meeting:

                           (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice; and

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                           (2)      waives   objection  to  consideration  of  a
                                    particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                  (d) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this Article II, Section 4(d), the corporation's articles of incorporation, or otherwise in the Utah Revised Business Corporation Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

                  If a purpose of any shareholder meeting is to consider either:
(1) a proposed amendment to the articles of incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all of the corporation's property outside the ordinary course of business; (4) if all or substantially all of the corporation's assets consists of its interest in an entity it controls, the sale, lease, exchange or other disposition of all or substantially all of the property owned by that entity, outside the ordinary course of business; (5) the dissolution of the corporation; or (6) the removal of a director, the notice must so state and be accompanied by respectively a copy or summary of the: (1) articles of amendment; (2) plan of merger or share exchange; and (3) transaction for disposition of the corporation's property. If the proposed corporate action creates dissenters' rights, the notice must state that shareholders are, or may be, entitled to assert dissenters' rights, and must be accompanied by a copy of Part 13 of the Utah Revised Business Corporation Act.

                  Section 5.  Fixing of Record Date.

                  (a) By Board of Directors. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the day on which the meeting is held or on which the action is taken.

                  (b) By Operation of Bylaw. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

                           (1) With respect to an annual shareholder meeting or any special shareholder meeting called by the board or any person specifically authorized by the board or these bylaws to call a meeting, the day before the first notice is delivered to shareholders;

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                           (2)      With  respect  to  a  special  shareholder's
                                    meeting demanded by the shareholders, the president shall fix in advance a date as the record date, which record date shall not be more than 70 days prior to the date on which the meeting is held;

                           (3) With respect to the payment of a share dividend, the date the board authorizes the share dividend;

                           (4)      With  respect  to  actions  taken in writing
                                    without  a  meeting,   the  date  the  first
                                    shareholder signs a consent;

                           (5) And with respect to a distribution to shareholders, (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution.

                  (c) Record Date Following Adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                  Section 6. Shareholder Lists. After a record date for a shareholders' meeting has been fixed, the officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to be given notice of that meeting, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by voting group and within each voting group by class or series of shares. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any meeting adjournments. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, his agent, or attorney is entitled on written demand to inspect and, subject to the requirements of Section 14 of this Article II, to copy the list at his or her expense during regular business hours and during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

                  Section 7.  Shareholder Quorum and Voting Requirements.

                  (a) Action by Separate Voting Group. If the articles of incorporation or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

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                  (b) Quorum Requirements for Voting Groups.  Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Act provide otherwise, 40% of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

                  (c) Action by Two or More Voting Groups. If the articles of incorporation or the Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

                  (d) Share Presence. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                  (e) Voting Requirements. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Act require a greater number of affirmative votes.

                  Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for that shareholder by signing an appointment form either personally or by its duly authorized attorney-in-fact. The shareholder may appoint a proxy by transmitting or authorizing the transmission of telegram, teletype, or other electronic transmission, provided that the transmitted appointment shall set forth or be transmitted with evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                  Section 9.  Voting of Shares.

                  (a) One Share One Vote. Unless otherwise provided in the articles of incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

                  (b) Shares Held by Another Corporation. Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Provided, however, the prior sentence shall not

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limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

                  (c) Voting of Redeemable Shares. Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

                  Section 10.  Corporation's Acceptance of Votes.

                  (a) Shareholder's Name Signed. If the name signed on a vote, consent, waiver, proxy appointment or proxy revocation corresponds to the name of a shareholder, the corporation if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy revocation and give it effect as the act of the shareholders.

                  (b) Other Than Shareholder's Name Signed. If the name signed on a vote, consent, waiver, proxy appointment or proxy revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy revocation and give it effect as the act of the shareholder if:

                           (1) the shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

                           (2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy revocation;

                           (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, wavier proxy appointment or proxy revocation;

                           (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy revocation; or

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                           (5)      two or more persons are the  shareholder  as
                                    co-tenants  or  fiduciaries   and  the  name
                                    signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

                  (c) Rejection. The corporation is entitled to reject a vote, consent, waiver proxy appointment or proxy revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                  (d) No Liability for Accepting or Rejecting. The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy revocation in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

                  (e) Action Presumed Valid. Corporate action based on the acceptance or rejection of a vote, consent, waiver, proxy appointment or proxy revocation under this section is valid unless a court of competent jurisdiction determines otherwise.

                  Section 11.  Informal Action by Shareholders.

                  (a) Written Consents. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take the action at a meeting at which all shares entitled to vote thereon were present and voted, and delivered to the corporation for inclusion in the minute book.

                  (b) Notice When Not Unanimous. Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least ten days before the consummation of the action authorized by the approval to:

                           (1) those shareholders entitled to vote who have not consented in writing; and

                           (2) those shareholders not entitled to vote and to whom the Act requires that notice of the proposed action be given.

                  (c) Contents of Notice. The notice must contain or be accompanied by the same material that would have been required to be sent in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

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                  (d) Revocation of Consent.  Any  shareholder  giving a written consent, or the shareholder's proxy holder, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holder, may revoke the consent by a signed writing describing the action and stating that the shareholder's prior consent is revoked, if the writing is received by the corporation prior to the effectiveness of the action.

                  (e) Time Limitation. An action taken pursuant to this Section is not effective unless all written consents on which the corporation relies are received within a sixty (60) day period and not revoked.

                  (f) Effective Date of Action by Consent. An action taken pursuant to this Section is effective as of the date the last written consent necessary to effect the action is received by the corporation unless all of the consents necessary to effect the action specify a later date as the effective date and that date is not more than 70 days after the date the first shareholder signed the written consent.

                  (g) Election of Directors. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

                  Section 12. Voting for Directors. Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                  Section 13. Shareholder's Rights to Inspect Corporate Records.

                  (a) Minutes and Accounting Records. The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation, and a record of all waivers of notices of meetings of shareholders, meetings of the board of directors, or any meetings of committees of the board of directors. The corporation shall maintain appropriate accounting records.

                  (b) Absolute Inspection Rights of Records Required at Principal Office. If a shareholder gives the corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy, a shareholder (or the shareholder's agent or attorney) has the right to inspect or copy, during regular business hours any of the following records, all of which the corporation is required to keep at its principal office:

                           (1)      its   articles   or   restated  articles  of
                                    incorporation and all amendments to them currently in effect;

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                           (2)      its  bylaws  or   restated  bylaws  and  all
                                    amendments to them currently in effect;

                           (3) all financial statements prepared for the periods ending during the last three years that show in reasonable detail the corporation's assets and liabilities and the results of its operations;

                           (4)      the minutes of all  shareholders'  meetings,
                                    and   records   of  all   action   taken  by
                                    shareholders without a meeting, for the past three years;

                           (5) all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group;

                           (6) a list of the names and business addresses of its current directors and officers; and

                           (7) its most recent annual report delivered to the Department of Commerce, Division of Corporations and Commercial Code.

                  (c) Conditional Inspection Right. In addition, if a shareholder gives the corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which the shareholder wishes to inspect a copy, the shareholder describes with reasonable particularity the shareholder's purpose or purposes and the records the shareholder desires to inspect, and the records are directly connected with the shareholder's purposes, a shareholder of the corporation (or the shareholder's agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:

                           (1) excerpts from minutes of any meeting, records of any action taken by the board of directors, or of a committee of the board of directors while acting on behalf of the corporation in place of the board of directors, minutes of any meeting of the shareholders, and records of action taken by the shareholders without a meeting, and waivers of notices of any meeting of the shareholders, or any meeting of the board of directors, or of any meeting of a committee of the board of directors;

                           (2)      accounting records of the corporation; and

                           (3) the record of shareholders (compiled no earlier than the date of the shareholder's demand.)

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                  (d)  Copy  Costs.  The  right  to copy  records  includes,  if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

                  (e) Shareholder Includes Beneficial Owner. For purposes of this Section 13, the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf.

                  Section 14. Financial Statements. Upon the written request of any shareholder, the corporation shall mail to him or her, its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

                         ARTICLE III. BOARD OF DIRECTORS

                  Section 1. General Powers. Unless the articles of incorporation or a shareholder agreement executed by all shareholders pursuant to Section 16-10a-732 of the Act have dispensed with or limited the authority of the board of directors by describing who will perform some or all of the duties of a board of directors, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the board of directors.

                  Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than the number of shareholders entitled to vote for the election of directors, if the corporation has fewer than three such shareholders, nor more than seven (7) as determined, from time to time, by the shareholders or the board of directors. Each director shall hold office until their term has expired or until removed. If a director's term expires, he or she shall continue to serve until his successor shall have been elected and qualified or until there has been a decrease in directors. Directors need not be residents of the State of Utah or shareholders of the corporation. The board of directors may elect from its own number a chairman of the board, who shall preside at all meetings of the board of directors, and shall perform such other duties as may be prescribed from time to time by the board of directors.

                  Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution. Such meetings may be held by telephone or by any other means of communication by which all directors participating may hear each other during the meeting.

                  Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or the chairman of the board of directors or any two directors. The person or persons authorized

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to call  special  meetings of the board of directors  may fix any place,  either within or without the State of Utah, as the place for holding any special meeting of the board of directors called by them. Such meetings may also be held by telephone or by any other means of communication by which all directors participating may hear each other during the meeting.

                  Section 5.  Notice.

                  (a) General Provisions. Regular meetings of the board of directors may be held without notice of the date, place, time and purpose of the meeting. Notice of any special meeting, however, shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram or telephonic facsimile. If mailed, such notice shall be deemed to be effective at the earlier of: (1) when received; (2) five days after deposited in the United States mail, addressed to the director's business office, with postage thereon prepaid; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. If notice is given by telegram such notice shall be deemed to be effective when the telegram is delivered to the telegraph company. If notice is given by telephonic facsimile, such notice shall be deemed to be effective when the transmission is confirmed by or on behalf of the director. If notice is given by private courier, such notice shall be deemed to be effective when acknowledgement of delivery is signed by or on behalf of the director.

                  (b) Waiver. Any director may waive notice of any meeting. Except as provided in this section 5(b), the waiver must be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting.

                  (c) Content. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

                  Section 6. Quorum. A majority of the number of directors fixed pursuant to Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

                  Section 7.  Manner of Acting.

                  (a) Voting Requirements. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the articles of incorporation, these bylaws, or the Act require a greater percentage.

                  (b) Appropriate Means of Communication. Unless the articles of incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                           (c) Effect of Presence at Meeting. A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; or (2) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. This right of dissent or abstention is not available to a director who votes in favor of the action taken.

                  Section 8. Director Action Without a Meeting. Unless the articles of incorporation, these bylaws, or the Act provide otherwise, any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all directors consent to the action in writing. Action taken by consents is effective when the last director signs a writing describing the action taken, unless, prior to that time, any director has revoked a consent by a writing signed by the director and received by the secretary or other person authorized by the board of directors to receive a revocation, or unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

                  Section 9. Removal of Directors. The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the articles provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

                  Section 10.  Vacancies.

                  (a) Who May Fill Vacancy. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors:

                           (1)      the shareholders may fill the vacancy;

                           (2)      the board of directors may fill the vacancy;
                                    or

                           (3) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

                  (b) Directors Elected by a Voting Group. Unless otherwise provided in the articles of incorporation, if the vacant office was held by a director elected by a voting group of shareholders:

                           (1) if one or more directors are elected by the same voting group, only they are entitled to vote to fill the vacancy if it is filled by the directors; and

                           (2) only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

                  (c) Filling Future Vacancies. A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

                  (d) Term of New Director. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. However, if his term expires, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

                  Section 11. Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                  Section 12.  Director Committees.

                  (a) Creation of Committees. The board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors.

                  (b) Selection of Members. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the articles of incorporation or bylaws to take such action.

                  (c) Required Procedures. Provisions of this Article III, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members.

                  (d) Authority. Each Committee may exercise those aspects of the authority of the board of directors which the board of directors confers upon such committee in the resolution creating the committee.

                              ARTICLE IV. OFFICERS

                  Section 1. Number. The officers of the corporation shall be a president and a secretary, each of whom shall be elected by the board of directors. Such other officers and assistant officers, including a chairman of the board, treasurer and any vice presidents, as may be deemed necessary may be elected or appointed by the board of directors. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. Any two or more offices may be held simultaneously by the same person.

                  Section 2. Appointment and Term of Office. The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. The designation of a specified term grants to the officer no contract rights, and the board can remove the officer at any time prior to the termination of such term. If no term is specified, they shall hold office until they resign, die, or until they are removed in the manner provided hereafter.

                  Section 3. Removal. Any officer or agent may be removed by the board of directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

                  Section 4. Resignation. An officer may resign at any time by giving written notice of the resignation to the corporation. The resignation is effective when the notice is received by the corporation, unless a later effective date is specified. If the resignation is effective at a later date,

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

the board of directors may remove the officer at any time before the effective date and fill the resulting vacancy, or the board may allow the officer to remain in office until the effective date and fill the pending vacancy before the effective date if the board provides that the successor does not take office until the effective date.

                  Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

                  Section 6. Chief Executive Officer. The board of directors may designate one of the officers as chief executive officer. He shall have, subject to the supervision and direction of the board of directors, general supervision of the business, property, and affairs of the corporation and the powers vested in him by the board of directors, by law or by these Bylaws or which usually attach or pertain to such office.

                  Section 7. Chairman of the Board. If appointed, the chairman of the board shall have the powers and duties vested in him by the board of directors, by law or by these Bylaws. He shall preside at meetings of the board of directors.

                  Section 8. The President. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors and the Chief Executive Officer, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

                  Section 9. The Vice-President. If appointed, in the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers  of and be  subject  to all the  restrictions  upon  the  president.  Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

                  Section 10. The Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;
(c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the corporation, (e) keep a register of the post office address of each shareholder; (f) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the board of directors; provided that the Secretary may delegate the responsibilities set forth in clauses (e) and (g) above to the duly appointed stock transfer agent of the corporation.

                  Section 11. The Treasurer. If appointed,  the treasurer shall:
(a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V; (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors; and (d) if there is no vice-president, then the Treasurer shall perform such duties of the president. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

                  Section 12. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

                  Section 13. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

                  Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                  Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

                  Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

                  Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

                           ARTICLE VI. INDEMNIFICATION

                  Section 1. Indemnification. To the extent allowed by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for willful misconduct in the performance of his duties. Indemnification under this Section 1 shall be considered a contractual right of the indemnified parties.

                  Section 2. General Terms of Indemnification. The indemnification and advancement of expenses provided by this Article may not be construed to be exclusive of any of the rights to which a person seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to an action in his official capacity and as to an action in another capacity while holding office.

                  Section 3. Advances. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer that he shall repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation as authorized by this Article.

                  Section 4. Scope of Indemnification. The indemnification and advancement of expenses authorized by this Article shall apply to all present and future directors and officers of the Corporation and shall continue as to such persons who cease to be directors or officers of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of all such persons and shall be in addition to all other indemnification and advancement of expenses provided by law.

                  Section  5.  Insurance.   The  Corporation  may  purchase  and
maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status in any such capacity, whether or not the Corporation would have the power to indemnify him against any such liability under the provisions of this Article or the laws of the State of Utah as the same may hereafter be amended or modified.

                  Section 6. Severability. If any provision of this Article or the application of such provision to any person or circumstance shall be found by a court of competent jurisdiction to be invalid or unenforceable the remainder of this Article or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. It is the intent of the Corporation to indemnify all parties set forth in this Article to the full extent provided by law.

             ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

                  Section 1.  Certificates for Shares.

                  (a)   Content.   Certificates   representing   shares  of  the
corporation shall at minimum, state on their face the name of the issuing corporation and that it is formed under the laws of Utah, the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the board of directors. Such certificates shall be signed (either manually or, if countersigned by the duly appointed stock transfer agent of the corporation, by facsimile) by the president or a vice-president and by the secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.

                  (b) Legend as to Class or Series. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in relative rights, preferences and limitations determined for each series (and the authority of the board of directors to determine variations for any existing or future class or series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

                  (c) Restrictions on Transfer. Any restriction on the transfer or registration of transfer of shares must be noted conspicuously on the front or back of the share certificate.

                  (d) Shareholder List. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the transfer books of the corporation.

                  (e) Transferring Shares. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

                  Section 2. Registration of the Transfer of Shares. Registration of the transfer of shares of the corporation shall be made only on the transfer books of the corporation. To register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                  Section 3.        Restrictions on Transfer of Shares.

                  (a) Restrictions Permitted. The board of directors (or shareholders) may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

                  (b) Authorized Purposes for Restrictions. A restriction on the transfer or registration of transfer of shares may be authorized:

                           (1) to maintain the corporation's status when it is dependent on the number or identity of its shareholders;

                           (2)      to  preserve   entitlements,   benefits,  or
                                    exemptions under federal, state or local laws;

                           (3) to provide continuity in the ownership and management of the corporation; or

                           (4)      for any other reasonable purpose.

                  (c) Types of Restrictions Authorized. A restriction on the transfer or registration of transfer of shares may:

                           (1) obligate the shareholder first to offer the corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;

                           (2)      obligate the  corporation  or other  persons
                                    (separately,        consecutively,        or
                                    simultaneously) to acquire the restricted shares;

                           (3) require the corporation, any of its shareholders or any one or more persons to approve the transfer or registration of transfer of the restricted shares, if the requirement is not manifestly unreasonable;

                           (4) require the shareholder to establish compliance with federal and state laws regarding registration of the offer and sale of securities; or

                           (5) prohibit the transfer or the registration of a transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

                  (d) Disclosure of Restrictions Required. A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section or the Act and its existence is noted conspicuously on the front or back of the share certificate or is contained in the information statement required by Section 2 of this Article VII with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

                  Section 4.        Corporation's Acquisition of Shares.

                  (a) Acquisition Authorized. Subject to the restrictions contained in Utah Code Ann. ss.16-10a-640(3), the corporation may acquire its own shares and the shares so acquired constitute authorized but unissued shares.

                  (b) When Amendment of Articles Required. If the articles of incorporation prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shared acquired, effective upon amendment of the articles of incorporation, which amendment shall be adopted by the board of directors without shareholder action. The articles of amendment must be delivered to the Utah Department of Commerce, Division of Corporations and Commercial Code and must set forth:

                           (1)      the name of the corporation;

                           (2) the reduction in the number of authorized shares, itemized by class and series;

                           (3)      the  total  number  of  authorized   shares,
                                    itemized by class and series, remaining after reduction of the shares; and

                           (4) a statement that the amendment was adopted by the board of directors without shareholder action and that shareholder action was not required.

                            ARTICLE VIII. FISCAL YEAR

                  The fiscal year of the corporation shall be a 52- or 53-week year ending on Friday of the week (commencing on Monday and ending on Sunday) which contains the last business day of December.

                            ARTICLE IX. DISTRIBUTIONS

                  The board of directors may authorize, and the corporation may make, distributions (including dividends on its outstanding shares) in the manner, and upon the terms and conditions provided by law and the corporation's articles of incorporation.

                            ARTICLE X. CORPORATE SEAL

                  The board of directors may in its discretion provide a corporate seal.

                             ARTICLE XI. AMENDMENTS

                  Section 1.  Restrictions  on  Amendments.   The  corporation's
board of directors may amend or repeal the corporation's bylaws unless:

                  (a) the articles of incorporation or the Act reserve this power exclusively to the shareholders in whole or in part; or

                  (b) the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.

                  Section  2.  Amendment  by  Shareholders.   The  corporation's
shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

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                          ARTICLE XII. EMERGENCY BYLAWS

                  The  following   provisions   shall  be  effective  during  an
emergency which is defined as when a quorum of the corporation's directors cannot be readily assembled because of some catastrophic event.

                  During such emergency:

                           (a)      Notice of Board Meetings.  Any one member of
the board of directors or any one of the following officers: president, any vice-president, secretary, or treasurer, may call a meeting of the board of directors. Notice of such meeting need to given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

                           (b)      Temporary Directors and Quorum.  One or more
officers of the corporation present at the emergency board meeting, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

                           (c)      Actions Permitted to be Taken.  The board as
constituted in paragraph (b), and after notice as set forth in paragraph (a) may:

                           (1) Officers' Powers. Prescribe emergency powers to any officer of the corporation;

                           (2) Delegation of Any Power. Delegate to any officer or director, any of the powers of the board of directors;

                           (3) Lines of Succession. Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

                           (4) Relocate Principal Place of Business. Relocate the principal place of business, or designate successive principal places of business;

                           (5) All Other Action. Take any other action, convenient, helpful, or necessary to carry on the business of the corporation.

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                 ARTICLE XIII. PROCEDURE FOR CONDUCTING MEETINGS

                  All shareholder and director meetings shall be conducted in accordance with the rules and procedures set forth in the most current edition of Roberts' Rules of Order, unless otherwise specified by the Chairman of the Board or other presiding officer.


Amended and Restated June 9, 1997
Further Amended February 13, 1998


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